Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-169101, No. 333-147099, No. 333-174494, No. 333-230106, No.333-237284, No. 333-255984 and No. 333-270457), the post effective Amendment to Form F-1 in the Registration Statement on Form F-3 (File No. 333-226096) and Form S-8 (No. 333-233128 and No. 333-138449) of Danaos Corporation of our report dated March 3, 2022 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

February 29, 2024